UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 11, 2008
The Management Network Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-27617 (Commission File Number)	48-1129619 (I.R.S. Employer Identification No.)
7300 College Boulevard, Suite 302
Overland Park, Kansas 66210
(Address of principal executive office)(Zip Code)
(913) 345-9315
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     (a) On February 11, 2008, the Board of Directors of The Management Network Group, Inc. (the “Company”) approved an amendment and restatement of the Company’s Bylaws.
     A description of the provisions amended (other than certain immaterial technical changes) and, if applicable, the previous provisions is provided below. This description is a summary of the amendments to the Bylaws and is qualified in entirety by reference to the Amended and Restated Bylaws (with amendments marked) filed herewith as Exhibit 3.1, which is incorporated herein by reference. A clean copy of the Amended and Restated Bylaws is filed as Exhibit 3.2 hereto.
Article I
     Section 1.1. This section was amended to delete the requirement that the registered office of the Company be located in Wilmington, Delaware and to permit the Board of Directors to change the registered office of the Company in Delaware from time to time.
     Section 1.2. This section was amended to permit offices to be established without approval of the Board of Directors.
Article II
     Section 2.1. This section was amended to provide that the Board of Directors would establish the place of stockholder meetings, and to permit the holding of meetings of stockholders by remote communication in accordance with Section 211(a) of the Delaware General Corporation Law (“DGCL”).
     Section 2.3. This section was amended to provide that special meetings of stockholders may be called only by the Board of Directors, or by a majority of the members of the Board of Directors, or by a committee of the Board of Directors. The prior provision granting the right to call special meetings to the chairman of the board, the president and the holders of shares entitled to cast not less than ten percent of the votes at the meeting was deleted.
     Section 2.4. This section was amended to provide for notice of meetings to be held solely by means of remote communication in accordance with Section 222 of the DGCL.
     Section 2.5. This section was amended to (i) require advance notice of stockholder nominees or stockholder business to be given not more than 150 days prior to the anniversary date of the mailing date for the prior year’s meeting, (ii) establish specific notice deadlines if the meeting date is advanced by more than 30 days or delayed by more than 60 days, (iii) specify additional information to be given by a stockholder providing advance notice, (iv) prohibit the bringing of stockholder business that the Company would not be required to include in its proxy statement under applicable law, and (v) require the stockholder giving the notice or a qualified representative to present the proposal at the meeting.
     The amendments did not change the deadline for notice of stockholder nominees or stockholder business for the 2008 annual meeting of stockholders, which was January 14, 2008, and will not change the deadline for future annual meetings (120 days prior to the anniversary of the date of mailing for the prior year’s meeting), other than to provide specific notice deadlines if the meeting date is advanced by more than 30 days or delayed by more than 60 days.
     Section 2.6. This section was amended to permit notice of stockholder meetings to be given by electronic transmission in accordance with and to the extent permitted by Section 232 of the DGCL.

     Section 2.8. This section was amended to conform the adjournment provisions with the provisions of Section 222(c) of the DGCL regarding meetings to be held solely by remote communication.
     Section 2.9. This section was added to specify who presides at meetings of stockholders.
     Section 2.10 (former Section 2.9). This section was amended to permit the chairperson of the meeting to adjourn meetings of stockholders.
     Section 2.11 (former Section 2.10). This section was amended to eliminate references to cumulative voting for the election of directors, which is prohibited by Article IX of the Company’s Certificate of Incorporation.
     Former Section 2.11. This section was moved to Section 7.12 and revised to permit waiver by electronic transmission.
     Former Section 2.12. This section was deleted to conform to Article X of the Certificate of Incorporation, which expressly prohibits stockholder action by written consent.
     Section 2.12 (former Section 2.13). This section was amended to delete all references to stockholder actions by written consent, which are prohibited by Article X of the Company’s Certificate of Incorporation.
     Section 2.13 (former Section 2.14). This section was amended to delete all references to stockholder actions by written consent and to provide for proxies by electronic transmission in accordance with Section 212 of the DGCL.
     Section 2.14 (former Section 2.15). This section was amended to conform to Section 219 of the DGCL regarding making a list of stockholders available before and during a meeting of stockholders.
Article III
     Section 3.2. This section was amended to reduce the number of directors from eight to six, which is the number of directors currently holding office.
     Section 3.3. This section was amended to provide that a director’s term of office is three years rather one year to conform to Article VII of the Company’s Certificate of Incorporation.
     Section 3.4. This section was amended to provide that directors may resign in writing or by electronic transmission, in accordance with Section 141(b) of the DGCL, and to delete the provisions regarding the filling of vacancies by stockholders in a court-ordered election in the event there are no directors or a majority of the whole Board is vacant, which provisions are already specified in Section 223 of the DGCL.
     Section 3.7. This section was amended to eliminate the right of any vice president or the secretary to call a special meeting of directors and to expand the ways in which notice of special meetings of directors could be given.
     Section 3.8. This section was amended to conform the quorum provisions to Section 141(b) of the DGCL.
     Former Section 3.9. This section was moved to Section 7.12 and revised to permit waiver by electronic transmission.

     Section 3.9 (former Section 3.10). This section was amended to permit consents of directors to be given by electronic transmission in accordance with Section 141(f) of the DGCL.
     Former Section 3.12. This section was deleted to comply with Section 402 of the Sarbanes-Oxley Act of 2002.
     Section 3.12 (former Section 3.13). This section was amended (i) to conform to Section 141(k) of the DGCL, which provides that members of a classified Board of Directors may be removed only for cause and (ii) to remove references to cumulative voting, which is prohibited by Article IX of the Company’s Certificate of Incorporation.
Article IV
     Section 4.1. This section was amended to conform the committee provisions to Section 141(c) of the DGCL.
Article V
     Section 5.1. This section was amended to provide for a Chief Executive Officer as a permitted officer of the Company.
     Section 5.2. This section was amended to provide that the power of the Board of Directors to appoint officers would not be limited by contract.
     Section 5.3. This section was amended to permit the Chief Executive Officer to prescribe duties for subordinate officers appointed by the Chief Executive Officer.
     Section 5.5. This section was amended to eliminate the provision that the Chairman of the Board would automatically be the chief executive officer in certain circumstances.
     Section 5.6. This section was amended to revise the duties of the Chief Executive Officer.
     Section 5.13. This section was amended to permit the Chief Executive Officer to vote shares in other entities and to eliminate the right of the Secretary and all Assistant Secretaries to do so.
     Section 5.14. This section was amended to delete the provision allowing stockholders to prescribe duties of officers.
Article VI
     Section 6.1. This section was amended to eliminate mandatory indemnification of employees and agents of the Company.
     Section 6.2. This section was amended to eliminate mandatory indemnification of employees and agents of the Company and to conform the indemnification provisions to Section 145(b) of the DGCL.
     Section 6.4. This section was amended to conform the procedure for determining eligibility for indemnification to Section 145(d) of the DGCL.
     Section 6.8. This section was amended to eliminate from the definition of corporation those corporations merged into the Company, so that there is no mandatory indemnification for directors and officers of corporations merged into the Company, and to permit the Company to provide indemnification of and advancement of expenses to employees and agents of the Company as determined by the Board of Directors.

Former Article VII
     Former Sections 7.1 and 7.2. The provisions regarding inspection of records by stockholders and directors, which were no longer consistent with Section 220 of the DGCL, were deleted, so that stockholders and directors would look to Section 220 of the DGCL for their inspection rights.
     Section 7.3. This section was amended to eliminate the requirement to provide a statement of the business and condition of the Company at meetings of stockholders.
Article VII (former Article VIII)
     Section 7.3 (former Section 8.3). This section was amended to conform to Section 158 of the DGCL, regarding uncertificated shares.
     Former Section 8.4. This section, which mirrored Section 151(f) of the DGCL except with respect to uncertificated shares, was deleted.
     Section 7.4 (former Section 8.5). This section was amended to require an affidavit of lost certificate and to allow the Board to require that the owner advertise the loss of the certificate.
     Section 7.9 (former Section 8.10). This section was amended to permit the Company to establish or authorize the transfer agent to establish rules and regulations applicable to the transfer of shares of stock, such as requiring signature guarantees.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

3.1
Amended and Restated Bylaws of The Management Network Group, Inc. (as adopted on February 11, 2008), marked to show the changes resulting from the amendment and restatement reported in this Current Report on Form 8-K.

3.2	Amended and Restated Bylaws of The Management Network Group, Inc. (as adopted on February 11, 2008).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MANAGEMENT NETWORK GROUP, INC.
By:	/s/ Donald E. Klumb
Donald E. Klumb
Vice President and Chief Financial Officer

Date: February 12, 2008